United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 1, 2021

Communications Systems, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address Of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	JCS	Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 2, 2021, Communications Systems, Inc. (“CSI” or the “Company”) and Lantronix, Inc. (“Lantronix”) completed the sale by CSI to Lantronix of all of the issued and outstanding stock of CSI’s wholly owned subsidiary, Transition Networks, Inc., and the entire issued share capital of its wholly owned subsidiary, Transition Networks Europe Limited (collectively with Transition Networks, Inc., the “TN Companies”), pursuant to the securities purchase agreement dated April 28, 2021 (“E&S Sale Transaction”).

At the closing of the E&S Sale Transaction, Lantronix paid CSI approximately $24,160,000 in cash, which was based on $25,027,566 base purchase price, as adjusted by estimated closing net working capital. This amount may be further adjusted to reflect the final closing net working capital amount.

Under the securities purchase agreement, Lantronix has also agreed to pay CSI, if earned, earnout payments of up to $7.0 million payable following two successive 180-day intervals after the closing of the E&S Sale Transaction based on revenue targets for the business of the TN Companies as specified in the securities purchase agreement, subject to certain adjustments and allocations as further described in the securities purchase agreement.

Item 2.05	Costs Associated with Exit or Disposal Activities.

In contemplation of the closing of the E&S Sale Transaction, the employment of approximately 75 employees of CSI or the TN Companies was terminated. Lantronix hired 63 former employees effective as of the closing of the E&S Sale Transaction as described in the securities purchase agreement. As provided in the securities purchase agreement, CSI is responsible for any severance obligations arising out of such termination. The Company will record a charge in the third quarter of 2021 relating to employee severance payments, including the arrangement with Ms. Kumar as described below, that is expected to be approximately $1,250,000. The Company also expects to record a non-cash charge of approximately $325,000 relating to the acceleration and settlement of outstanding equity awards under the 2011 Executive Incentive Compensation Plan as described below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Officers and Directors

In connection with the closing of the E&S Sale Transaction, the Company entered into a separation and severance agreement dated August 1, 2021 with its chief executive officer, Anita Kumar. A copy of the separation and severance agreement is filed as Exhibit 10.1 to this Form 8-K. The separation and severance agreement supersedes the employment agreement between the Company and Ms. Kumar dated effective as of December 1, 2020 and the change in control agreement between the Company and Ms. Kumar effective as of December 8, 2020, which are each terminated. Under the separation and severance agreement, Ms. Kumar will be paid a severance benefit equal to $140,000 or six months base salary, the same amount that would have been required under her employment agreement, in a lump sum. Ms. Kumar also will be paid a severance benefit equal to $329,784, the same amount that would have been required under her change in control agreement, over the 12-month period following the closing of the E&S Sale Transaction. Ms. Kumar is obligated to deliver a general release of claims as a condition to the severance benefit. If Ms. Kumar executes and delivers the release and thereafter exercises any right of rescission, at the Company’s discretion, Ms. Kumar will forfeit the right to receive any payments of the severance benefit and thereafter the Company will no further obligations under the separation and severance agreement. Under the separation and severance agreement, any remaining portion of the severance benefit of $329,784 will become payable in a lump if Ms. Kumar’s employment with Lantronix is terminated by Lantronix without cause or by Ms. Kumar for good reason, as those terms are defined in the separation and severance agreement, or if Ms. Kumar dies. Under the separation and severance agreement, any remaining portion of the severance benefit of $329,784 will be forfeited if Ms. Kumar’s employment with Lantronix is terminated by Lantronix for cause or by Ms. Kumar without good reason.

In connection with Ms. Kumar’s pending employment with Lantronix, the Company terminated the employment of Ms. Kumar and her position as a Company officer and Ms. Kumar resigned as a CSI director effective August 1, 2021.

In connection with Ms. Kumar’s departure, Roger H.D. Lacey, currently serving as Executive Chairman of the CSI Board of Directors, has assumed the additional role of Interim Chief Executive Officer. The Company expects Mr. Lacey to continue in this role until the closing of the CSI-Pineapple Energy merger transaction.

Actions under the 2011 Executive Incentive Compensation Plan

All of CSI’s outstanding equity incentive awards, consisting of stock options and restricted stock units (RSUs), have been granted under its 2011 Executive Incentive Compensation Plan (the “2011 Plan”), which is administered by the Compensation Committee of the CSI Board of Directors.

The closing of the E&S Sale Transaction constituted a “Change in Control” as defined in the 2011 Plan on August 2, 2021, the closing date of the E&S Sale Transaction. In order that all holders of Incentive Awards (as defined under the 2011 Plan) would receive the benefit of these Incentive Awards even though, as a condition of the E&S Sale Transaction, CSI was obligated to terminate the employment of certain of these individuals immediately prior to the closing date and immediately prior to the Change in Control that occurred by virtue of the consummation of the E&S Sale Transaction, the Compensation Committee made determinations and approvals under the 2011 Plan consistent with its earlier approvals and determinations at the time CSI entered into the securities purchase agreement.

In accordance with the determinations and approvals of the Compensation Committee, effective on August 1, 2021, each Incentive Award granted and outstanding under the 2011 Plan and not otherwise forfeited or expired in accordance with its terms was fully vested and exercisable and any restrictions lapsed. After giving effect to such acceleration and vesting, on the August 2, 2021 closing date:

•	All then-outstanding RSUs were settled by exchanging them for the equivalent number of shares of the Company’s common stock specified in the respective RSU award agreements, with the shares of the Company’s common stock issued on settlement of the RSUs being issued and outstanding as of the closing date.
•	All then-outstanding stock options having an exercise price less than the Fair Market Value (as defined in the 2011 Plan) on the closing date were settled by exchanging the options for a “net” number of shares of the Company’s common stock as if exercised on a net or cashless basis as provided in the 2011 Plan (for administrative convenience, rounded up to the next whole share), with the net shares of the Company’s common stock issued on settlement of these stock options being issued and outstanding as of the closing date.
•	Following the disposition of the outstanding RSUs and stock options as described above, these Incentive Awards were terminated and cancelled as of the closing date.
•	All then-outstanding stock options having an exercise price equal to or greater than the Fair Market Value on the closing date were terminated and cancelled as of the closing date without any payment therefor.
•	Any required tax withholding not otherwise satisfied in cash on the closing date is being satisfied by the Company reducing the shares otherwise issuable to the holder of the Incentive Award by that number of whole shares (rounded up to the nearest whole share) having a Fair Market Value (as defined in the 2011 Plan) equal to the amount of any tax withholding required.

Immediately prior to the closing date, there were outstanding under the 2011 Plan stock options to purchase 1,067,112 shares of CSI common stock and RSUs for 98,705 shares of CSI common stock. Immediately following the closing date, there were no equity incentive awards outstanding under the 2011 Plan or otherwise.

Payments and Actions under the Long Term Incentive Plan

The Compensation Committee is also authorized to administer the Company’s Long Term Incentive Plan (the “LTI Plan”), which is a subplan of the 2011 Plan. There were outstanding Incentive Awards under the LTI Plan that had been granted to certain officers and key employees (“Participants”) for the three-year performance period of 2019 to 2021 and the three-year performance period of 2020 to 2022 (collectively, the “LTI Awards”). The closing of the E&S Sale Transaction also constituted as Change in Control under the LTI Plan.

The Compensation Committee determined that all Participants with outstanding LTI Awards would receive the benefit of these LTI Awards even though, as a condition of the E&S Sale Transaction, the Company was required to terminate the employment of certain of these Participants immediately prior to the Closing Date and immediately prior to the Change in Control that occurred by virtue of the consummation of the E&S Sale Transaction.

In accordance with the authority granted to the Compensation Committee by the LTI Plan, the Compensation Committee determined that each Participant with an LTI Award outstanding as of the day immediately prior to the closing date of the E&S Sale Transaction will receive an amount equal to the LTI Award amount pro-rated based upon the number of days elapsed from the commencement of the three-year performance period in respect of such LTI Award and the closing date.

The following table shows the aggregate amounts that will be paid to the Company’s named executive officers in respect of their respective LTI Awards:

Named Executive Officer	Aggregate Amount of Payment for LTI Awards
Roger H. D. Lacey	$48,911
Anita Kumar	$14,479
Mark Fandrich	$44,876
Scott Fluegge	$30,792

Item 7.01	Regulation FD Disclosure.

On August 2, 2021, the Company issued a press release announcing the closing of the E&S Sale Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

As permitted by Form 8-K, the pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 4 business days from the closing date of the E&S Sale Transaction.

(d) Exhibits

The following are filed as Exhibits to this Report:

Exhibit No.	Description of Exhibit
10.1	Separation and Severance Agreement between Communications Systems, Inc. and Anita Kumar entered into and effective as of August 1, 2021.
99.1	Communications Systems, Inc. press release dated August 2, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMUNICATIONS SYSTEMS, INC.

By: /s/ Mark Fandrich

Chief Financial Officer

Date: August 2, 2021

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